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                                                                 Exhibit (11)(a)
                       HEALTHDYNE, INC. AND SUBSIDIARIES
                    Computation of Earnings Per Common Share
                (Amounts in thousands, except per share amounts)
                                  (Unaudited)



                                                                          Three Months Ended                Nine Months Ended
                                                                          ------------------                -----------------
                                                                              September 30,                     September 30,
                                                                          ------------------                -----------------
                                                                        1995                1994          1995             1994
                                                                        ----                ----          ----             ----
Primary
-------

Earnings (loss) from continuing operations                             $     25              241             450          (1,209)
Earnings (loss) from discontinued operations                             (2,921)             489          (4,267)         18,046
                                                                       --------           ------         -------          ------
Net earnings (loss)                                                    $ (2,896)             730          (3,817)         16,837
                                                                       ========           ======         =======          ======

Shares:
         Weighted average number of common shares
          outstanding                                                    15,648           15,262          15,348          15,234
         Shares issuable from assumed exercise of
          options and warrants                                               -                76               -              64
                                                                       --------           ------         -------          ------

         Weighted average number of common shares
           and common share equivalents                                  15,648           15,338          15,348          15,298
                                                                       ========           ======         =======          ======

Net earnings (loss) per common share
 and common share equivalent
         Earnings (loss) from continuing
          operations                                                   $     -               .02             .03            (.08)
         Earnings (loss) from discontinued
          operations                                                       (.19)             .03            (.28)           1.18
                                                                       --------           ------         -------          ------
         Net earnings (loss)                                           $   (.19)             .05            (.25)           1.10
                                                                       ========           ======         =======          ======

Fully Diluted
-------------

Earnings (loss) from continuing operations                             $     25              241             450          (1,209)
Earnings (loss) from discontinued operations                             (2,921)             489          (4,267)         18,046
                                                                       --------           ------         -------          ------
Net earnings (loss)                                                    $ (2,896)             730          (3,817)         16,837
                                                                       ========           ======         =======          ======

Shares:
         Weighted average number of common
          shares outstanding as adjusted per
          primary computation above                                      15,648           15,338          15,348          15,298

         Additional shares issuable from assumed
          exercise of options and warrants
          computed on a fully diluted basis                                   -              119               -              46
                                                                       ---------          ------         -------          ------
                                                                          15,648          15,457          15,348          15,344
                                                                       =========          ======         =======          ======

Net earnings (loss) per common share
 and common share equivalent
         Earnings (loss) from continuing
          operations                                                   $       -             .02             .03            (.08)
         Earnings (loss) from discontinued
          operations                                                        (.19)            .03            (.28)           1.18
                                                                       ---------          ------         -------          ------
         Net earnings (loss)                                           $    (.19)            .05            (.25)           1.10
                                                                       =========          ======         =======          ======